                                    Exhibit 5.1

                    [Goodwin, Procter & Hoar LLP Letterhead]

                                 June 23, 1997

TriNet Corporate Realty Trust, Inc.
One Embarcadero Center, 33rd Floor
San Francisco, CA 94111

Ladies and Gentlemen:

     Re:  Legality of Securities to be Registered under
          Registration Statement on Form S-3
          ----------------------------------

     This opinion is delivered in our capacity as counsel to TriNet Corporate Realty Trust, Inc. (the "Company") in connection with the Company's registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 258,894 shares of Common Stock, authorized for issuance under the Company's Articles of Incorporation, and an equal number of Rights to purchase Series D Junior Participating Preferred Stock attached thereto (such securities being referred to collectively as the "Securities"). The Registration Statement provides that the Securities may be offered upon the tendering for redemption of Units of TriNet Sunnyvale Partners, L.P., of which the Company is the sole general partner, by the limited partners holding such Units.

     We have examined the Articles of Incorporation of the Company, as amended and restated to the date hereof and on file with the Maryland State Department of Assessments and Taxation; the Bylaws of the Company; such records of corporate proceedings of the Company as we deem appropriate for the purposes of this opinion; the Registration Statement and the exhibits thereto.

     Based upon the foregoing, we are of the opinion that, when issued as described in the Registration Statement, the Securities will be legally issued, fully paid and nonassessable.

     We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,

                                /s/ Goodwin, Procter & Hoar  LLP

                                 GOODWIN, PROCTER & HOAR  LLP